UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement [_] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                DUANE READE INC.
                                ----------------
                (Name of Registrant as Specified In Its Charter)

                         -------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:
              ___________
          (2) Aggregate number of securities to which transaction applies:
              ___________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              ___________
          (4) Proposed maximum aggregate value of transaction: ______________
          (5) Total fee paid: ____________

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1) Amount Previously Paid: ____________
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          (3) Filing Party: Duane Reade Inc.
          (4) Date Filed: January 23, 2004


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                                   For:           Duane Reade Inc.
                                   Approved By:   John Henry
                                                  (212) 273-5746
                                                  SVP - Chief Financial Officer
                                   Contact:       Cara O'Brien/Lila Sharifian
                                   Press:         Stephanie Sampiere
                                                  (212) 850-5600
                                                  Financial Dynamics

FOR IMMEDIATE RELEASE
---------------------


DUANE READE INC. PROVIDES UPDATED EXPECTATIONS FOR FOURTH QUARTER AND FULL YEAR

           New York, New York, January 23, 2004 -- Duane Reade Inc. (NYSE: DRD) today provided updated expectations for sales and earnings for the fourth quarter and full year 2003.

           Net sales for the fourth quarter ended December 27, 2003 were $356.4 million, approximately $5.6 million below the Company's previously announced expectations. This sales shortfall reflects the impact of two snowstorms that disrupted seasonal business in December and contributed to the delayed openings of new stores.

           Same-store sales for the fourth quarter increased 3.0%. Front-end same-store sales increased 0.1%, favorably impacted by approximately 0.5% due to an increase in the number of 24-hour stores and expanded holiday hours. Pharmacy same-store sales increased 7.0%, negatively impacted by the conversion of Claritin and Prilosec from prescription to over-the-counter status. The proportion of generic prescriptions dispensed was consistent with the previous year.

           Additionally, during the quarter the Company had higher than planned litigation-related expenses applicable to the World Trade Center business interruption insurance claim and other matters as well as additional costs associated with promotion and service-related initiatives such as the expansion of store operating hours and one-hour photo initiatives. As a result of increased expenses coupled with lower than anticipated sales, the Company anticipates fourth quarter net income will range between $0.12 and $0.13 per diluted share, compared with the previously provided range of $0.17 and $0.22.

           The Company opened three new stores and closed one store during the fourth quarter, ending the year with 241 stores in operation.

             For the full year, total sales were $1.384 billion compared to $1.274 billion in fiscal 2002. Same-store sales increased 2.7% over the prior year, with a pharmacy same-store sales increase of 7.5% and a front-end same-store decline of 0.8%. Annual diluted earnings per share are expected to range between $0.49 and $0.50.


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           Anthony J. Cuti, Chairman of the Board and Chief Executive Officer,
commented, "While conditions remain difficult, we are continuing to invest our energies in initiatives and strategies to improve the longer term prospects for our business by providing improved convenience and service for our customers."

           Separately, with respect to the acquisition by Oak Hill Capital Partners, L.P. that was announced on December 23, 2003, the Company reaffirmed that a special meeting of Duane Reade Inc.'s stockholders will be scheduled as soon as practical following the filing of the proxy materials with the SEC. As previously disclosed, the transaction with Oak Hill, which requires stockholder approval, is expected to close during the second quarter of 2004.

           Duane Reade Inc. is scheduled to report fourth quarter and full year 2003 results on Thursday, February 19, 2004 and will hold a conference call the same day to discuss the financial results and outlook for 2004. A live web cast of the call will be accessible from the Investor Information section of the Company's website.

           Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, hosiery, greeting cards, photo supplies and photo finishing. As of December 27, 2003, the Company operated 241 stores. Duane Reade maintains a web site at http://www.duanereade.com.

IMPORTANT INFORMATION

           In connection with the acquisition by Oak Hill, Duane Reade intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement, and the acquiring entities will file other relevant documents with the SEC. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF DUANE READE COMMON STOCK ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with any other documents and reports filed by Duane Reade with the SEC) at the SEC's website, www.sec.gov, and Duane Reade stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Duane Reade. Such documents are not currently available.

PARTICIPANT INFORMATION

           Duane Reade Holdings, LLC, Duane Reade Intermediate Holdings, Inc. and Duane Reade Acquisition Corp. were formed as the acquiring entities at the direction of the equity sponsors, which currently include Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. and certain members of Duane Reade's management. Andrew J. Nathanson and Tyler J. Wolfram are the initial directors of each newly formed Delaware corporation. These entities and their directors and officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. As of the date of this communication, Mr. Nathanson has an indirect interest (through his participation in an investment partnership) of less than 1% in the outstanding


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shares of the common stock of Duane Reade and none of the other foregoing participants has any direct or indirect interest, by security holdings or otherwise, in Duane Reade.

           Duane Reade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Duane Reade's 2003 annual meeting of stockholders filed with the SEC on April 10, 2003 and the Form 4s filed by Duane Reade's directors and executive officers since April 10, 2003. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

           Except for historical information contained herein and statements relating to the acquisition of the Company by Oak Hill, the statements in this release and the accompanying discussion on the earnings conference call are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, this document may contain statements, estimates or projections relating to, among other things, the acquisition of the Company by Oak Hill that constitute "forward-looking" statements as defined under U.S. federal securities laws. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the drugstore industry in general and in the Company's specific market area, inflation, changes in costs of goods and services and economic conditions in general and in the Company's specific market area. Those and other risks are more fully described in Duane Reade's reports filed with the SEC from time to time, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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